EXHIBIT 1.1

                         4,000,000 SHARES

                      TEAM RENTAL GROUP, INC.


                       CLASS A COMMON STOCK

                      UNDERWRITING AGREEMENT

                                                      July __, 1996

CS FIRST BOSTON CORPORATION
THE CHICAGO CORPORATION
McDONALD & COMPANY SECURITIES, INC.
As Representatives of the Several Underwriters
c/o CS First Boston Corporation
55 East 52nd Street
Park Avenue Plaza
New York, NY  10055


Dear Sirs:

      1. Introductory. Team Rental Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the "Underwriters") 3,221,007 shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock") (such shares of Class A Common Stock being hereinafter referred to as the "Firm Shares") and, the stockholders listed in Schedule B hereto (the "Selling Stockholders") propose severally to sell to the Underwriters an aggregate of 778,993 outstanding shares of Class A Common Stock (such 778,993 shares of Class A Common Stock also being hereinafter referred to as the "Firm Shares"). The Company also proposes to issue and sell to the Underwriters, at the option of the Underwriters, not more than 600,000 additional shares of its Class A Common Stock (such additional shares being hereinafter referred to as the "Optional Shares"). The Firm Shares and the Optional Shares are hereinafter collectively referred to as the "Stock". The Company and the Selling Stockholders hereby agree with the Underwriters as follows:

     2. Representations and Warranties of the Company and the Selling Stockholders.

            (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                (i) A registration statement (No. 333-4507), including a form of prospectus, relating to the Stock has been filed with the Securities and Exchange Commission (the "Commission") and either (A) has been declared effective by the Commission under the Securities Act of 1933 (the "Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means
      (1) if the Company has advised you that it does not






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      propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (2) if the Company has advised you that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) and/or Rule 434 under the Act, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Stock, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "Prospectus".

                (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

                (iii) Except for certain agreements regarding registration rights as identified in the Prospectus and filed as exhibits to the Registration Statement (collectively, the "Registration Rights Agreements"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; and the Company has given proper notice to, or received written waivers or demand notices from, each person holding such registration rights pursuant to the Registration Rights Agreements.


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                (iv) Each of the Company and each corporation, partnership or other business entity listed on Schedule C hereto, a majority of the equity interests of which are owned, directly or indirectly, by the Company (each, a "Subsidiary", and collectively, the "Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its subsidiaries, taken as a whole. The Company does not own, directly or indirectly, any securities of any entity other than the Subsidiaries.

                (v) The Company's authorized capitalization is as set forth in the Registration Statement and the Prospectus; all outstanding shares of the Class A Common Stock and the Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of the Company have been duly and validly authorized and issued, are fully paid and nonassessable; the Firm Shares and the Optional Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable; the Class A Common Stock, Class B Common Stock and Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company conform to the descriptions thereof contained in the Registration Statement and the Prospectus; and the Stock has been approved for listing on the Nasdaq National Market.

                (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or any Subsidiary in connection with the sale of the Stock, except such as have been obtained and made under the Act and the Rules and Regulations and such as may be required under state securities laws.

                (vii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental body or agency or any court having jurisdiction over, the Company or any Subsidiary or any of their properties, or any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, or the charter or by-laws of the Company or any Subsidiary.

                (viii) This Agreement has been duly authorized, executed and delivered by the Company.

                (ix) Except with respect to the capital stock of Arizona Rent-A-Car Systems, Inc., of which the Company is sole beneficial owner subject to a pledge of such capital stock in connection with the Stock Purchase Agreement, dated as of December 21, 1995, by and among the Company, Arizona Rent-A-Car Systems, Inc., David Katzin, Michael Katzin, Jon David Katzin, Gabrielle De Lavigne, the David

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      Katzin Irrevocable Trust (dated November 17, 1989) and Katzin
      Investments L.C. (the "ARAC Agreement"), as of the First Closing Date (as defined in Section 3), the Company will be the sole beneficial owner of all of the outstanding capital stock of each direct and indirect Subsidiary identified as such on Schedule C hereto, free and clear of all security interests, claims, liens or encumbrances, and all such capital stock has been duly and validly authorized and issued and is fully paid and nonassessable.

                (x) Except for the 1,936,600 shares of Class B Common Stock, which are convertible into 1,936,600 shares of Class A Common Stock, the warrant held by Budget Rent a Car Corporation ("BRAC") to purchase 175,000 shares of Class A Common Stock (the "BRAC Warrant"), the Warrant held by NationsBank, National Association (South) to purchase 187,500 shares of Class A Common Stock (the "NationsBank Warrant"), the options to purchase 510,000 shares of Class A Common Stock issued under the Company's 1994 Incentive Stock Option Plan (the "1994 Option Plan"), and the options to purchase 25,000 shares of Class A Common Stock issued under the Company's 1994 Directors' Stock Option Plan (the "1994 Directors' Plan"), each as described in the Registration Statement and the Prospectus, and except for the conditional rights to acquire additional shares of Class A Common Stock contained in (i) the Agreement dated October 20, 1995 among the Company, Team Rental of Southern California, Inc., BRAC-OPCO, Inc., and Budget Rent a Car of Southern California (the "OPCO Agreement") and (ii) the ARAC Agreement, there are no outstanding securities or obligations (together, "Convertible Securities") of the Company or any Subsidiary convertible into or exchangeable for any capital stock of the Company or any Subsidiary, respectively, rights, warrants or options (together, "Rights") to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such Convertible Securities or obligations, or obligations of the Company or any Subsidiary to issue Convertible Securities or Rights.

                (xi) Except for the rights of first refusal set forth in the Share Exchange Agreement dated April 25, 1994, as amended on June 13, 1994 and July 5, 1994, among the Company, Brian Britton, Jeffrey Congdon, Richard Hinkle, John Kennedy, Sanford Miller and Richard Sapia, the put right set forth in the BRAC Warrant, the rights of first refusal held by Budget Rent A Car Corporation ("Budget") pursuant to certain of the Franchise Agreements (defined below) and the rights of the respective parties to the ARAC Agreement and the OPCO Agreement, there are no preemptive or other rights to subscribe for or purchase any shares of capital stock issued by the Company or any Subsidiary. Except for the transfer restrictions set forth in the Registration Rights Agreements, Sections 5(h) and 5(i) of this Agreement, Budget's right to approve certain transfers of capital stock held by Messrs. Miller, Kennedy, Congdon, Britton, Hinkle and Sapia pursuant to the letter agreement dated May 5, 1994 among such officers and Budget and in the letter to be delivered pursuant to Section 6(j) of this Agreement, and the voting restrictions set forth in the Shareholders' Agreement dated October 20, 1995 among the Company, the holders of Class B Common Stock and Budget Rent a Car of Southern California ("SOCAL"), there are no restrictions to which the Company is a party upon the voting or transfer of, and no restrictions on the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company or any Subsidiary.

                (xii) No broker, finder, consultant or other person or entity is entitled to any brokerage, finder's or other fee or commission in connection with the sale of the

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      Stock, except such fee or commission as may be provided to the
      Underwriters by the express terms of this Agreement.

                (xiii) All Budget vehicle rental operations of the Company and the Subsidiaries are conducted pursuant to and in accordance with one of the agreements listed on Schedule D hereto (individually, a "Franchise Agreement"; collectively, the "Franchise Agreements").

                (xiv) Each Franchise Agreement and, with respect to the Franchise Agreements listed as items 1, 2 and 10 on Schedule D, each underlying franchise agreement between SOCAL and BRAC, and, with respect to the Franchise Agreements listed as item 20 on Schedule D, each underlying franchise agreement between Transportation and Storage Associates ("TSA") and BRAC, is in full force and effect, and neither the Company nor any of its Subsidiaries has received a notice that any Franchise Agreement is invalid or unenforceable or of existing event of default, nor is the Company or any of its Subsidiaries aware of any event which, with the giving of notice or the lapsing of time or both, would constitute an event of default in each case, by the Subsidiary that is a party thereto, except for any defaults or events of default that, individually or in the aggregate, would not have a material adverse effect upon the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole; the operations of each vehicle rental location of the Company and the Subsidiaries are conducted in compliance in all respects with the terms of the applicable Franchise Agreement, except for any such non-compliances that, individually or in the aggregate, would not have a material adverse effect upon the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole; and the summary of the Franchise Agreements in the Registration Statement is accurate and fairly summarizes the terms thereof.

                (xv) The Company and its Subsidiaries have obtained all approvals, consents, authorizations and waivers of BRAC and SOCAL that are required for the Subsidiaries' acquisition, whether through acquisition of assets or capital stock of the previous Budget franchisee or sub-franchisee, of the Franchise Agreements, except where the failure to obtain any such approval, consent, authorization and waivers would not have a material adverse effect upon the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and Subsidiaries, taken as a whole, and for the consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus in connection with the issuance and sale of the Stock and for the use of proceeds of the offering as described in the Registration Statement and the Prospectus under the heading "Use of Proceeds," including, without limitation, (A) the consent and waiver of any right of first refusal by BRAC, SOCAL or TSA, as required, with respect to the issuance and sale of the Stock by the Company, and (B) the consent of BRAC to (1) the use in the Registration Statement, any preliminary prospectus and the Prospectus of the "Budget Rent a Car" name.

                (xvi) The Company and its Subsidiaries have obtained from each lessor, governmental authority or other entity with which they or their predecessors have entered into lease, concession or other agreements, all approvals, consents, authorizations and waivers that are required for the Subsidiaries' acquisition, whether through acquisition

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      of assets or capital stock of previous Budget franchisees or sub-franchisees of such leases, concession or other agreements, including, without limitation, such necessary consents, authorizations and waivers with respect to each property utilized in the conduct of the business of the Company and its Subsidiaries as described in the Registration Statement and the Prospectus, except where the failure to obtain any such approval, consent, authorization and waivers would not have a material adverse effect upon the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and Subsidiaries, taken as a whole,.

                (xvii) The Company and its Subsidiaries hold such licenses, certificates and permits from governmental entities and authorities as are necessary to the conduct of the business of the Company and the Subsidiaries as described in the Registration Statement and the Prospectus, the failure of which to obtain would have a material adverse effect upon the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole; the Company and its Subsidiaries have fulfilled and performed all of the material obligations necessary to maintain such licenses, certificates and permits, except where the failure to perform such obligations would not have a material adverse effect upon the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole; the Company and its Subsidiaries conduct their business in compliance with all applicable federal, state and local laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole; and there is no pending or threatened action, suit, proceeding or investigation that could lead to the revocation, termination or suspension of any such license, certificate or permit.

                (xviii) To the best knowledge of the Company, each of the Company and its Subsidiaries has obtained all permits, licenses and other authorizations and has made all registrations and other submittals that are required under all applicable federal, state and local laws relating to the protection of health, safety or the environment including but not limited to the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), Safe Drinking Water Act (21 U.S.C. ss. 349, 42 U.S.C. ss.ss. 300f - 300j), Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), Clean Air Act (42 U.S.C. ss. 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), any laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including but not limited to ambient air surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial toxic or hazardous substances or wastes, and any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, the "Environmental Laws"), except to the extent that failure to have any such permit, license or authorization, or to have made such registration or submission, individually or in the aggregate, does not have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole.


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                (xix) Except as described in the Registration Statement and the Prospectus, each of the Company and its Subsidiaries has been and is in compliance with all terms and conditions of any required permits, licenses and authorizations, and has been and is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except to the extent failure to comply would not have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole.

                (xx) To the best knowledge of the Company, (A) there are no past or present events, conditions, circumstances, activities, practices, incidents or actions, or plans relating to the business as presently being conducted by the Company or its Subsidiaries, that interfere with or prevent compliance or continued compliance with the Environmental Laws, or that would be reasonably likely to give rise to any legal liability (whether statutory or common law) or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, lien, notice of violation, study, investigation, remediation or cleanup (collectively "Claims") based on or related to any Environmental Law or the generation, manufacture, processing, distribution, use, treatment storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial toxic or hazardous substance or waste, except for any liabilities or any Claims that will not individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole, the Registration Statement and the Prospectus, or otherwise to the Underwriters or their counsel in writing, no underground or aboveground storage tanks are located on property owned or leased by the Company, or its Subsidiaries.

                (xxi) There are no Claims pending or, to the best knowledge of each of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries based on or related to any Environmental Law or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial toxic, or hazardous substance or waste, and neither the Company nor any of its Subsidiaries has received any notice of violation or potential liability based on or related to any Environmental Law or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial toxic or hazardous substance or waste.

                (xxii) The Company and its Subsidiaries have (A) such ownership and possession rights with respect to its assets and properties as are necessary for the continuing conduct of its business, as described in the Registration Statement and the Prospectus and (B) peaceful and undisturbed possession under all leases to which the Company or any Subsidiary is a party as lessee (whether as original lessee or successor-in-interest or assignee of the original lessee); and all leases to which the Company or any Subsidiary is a party (whether as original lessee or successor-in-interest or assignee of the original lessee) are in full force and effect, neither the Company nor any such Subsidiary has been notified that a lease is invalid or unenforceable, and no default by the Company or such Subsidiary has occurred and is continuing thereunder, except for

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      any defaults that would not have a material adverse effect upon the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole.

                (xxiii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus
      (A) there has not been any material and adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole.

                (xxiv) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or, to the knowledge of the Company, affecting the Company or any Subsidiary, which might result in any material adverse change in the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole; and all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material.

                (xxv) To the knowledge of the Company, neither the Company nor any Subsidiary is engaged in any unfair labor practice that would have a material adverse effect on the Company and its Subsidiaries taken as a whole. There is no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company, threatened. No strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company after due inquiry, threatened against the Company or any Subsidiary.

                (xxvi) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required.

                (xxvii) Except as disclosed in the Registration Statement, the Company and its Subsidiaries own, or are licensed (or otherwise have the full right) to use, all trademarks and tradenames that are used in or necessary for the conduct of their respective businesses as described in the Registration Statement and the Prospectus.

                (xxviii) Deloitte & Touche are independent certified public accountants within the meaning of the Act and the applicable published Rules and Regulations; the financial statements included in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Rules and Regulations applicable to a Registration Statement on Form S-1 and have been prepared, and fairly present the financial position, results of operations and cash flows of the Company and its Subsidiaries consolidated at the respective dates and for the respective periods

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      indicated, in accordance with generally accepted accounting principals consistently applied throughout such period; and the related supporting schedules included in the Registration Statement present fairly the information required to be stated therein in compliance in all material respects with the applicable Rules and Regulations. The financial information and financial data set forth in the Registration Statement and the Prospectus under the captions "Prospectus Summary -- Summary Financial Data" (exclusive of pro forma data contained therein), "Capitalization" (exclusive of pro forma data contained therein), "Pro Forma Consolidated Financial Statements," "Selected Financial Data" (exclusive of pro forma data contained therein) and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of the Company and its Subsidiaries, and are a fair presentation of the data purported to be shown.

                (xxix) The pro forma financial data contained in the Registration Statement and the Prospectus have been derived form the accounting records of the Company and its Subsidiaries or the accounting records of acquired businesses and are a fair presentation of the data purported to be shown.

      Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

           (b) Each of the Selling Stockholders, severally and not jointly, represent and warrant to, and agree with, the several Underwriters that:

                (i) Each such Selling Stockholder has and on the Closing Date for the purchase of Firm Shares will have, valid and marketable title to the Firm Shares to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens or encumbrances; each such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver any Firm Shares to be sold by such Selling Stockholder hereunder, and upon the delivery of and payment for any Firm Shares, the several Underwriters will acquire valid, unencumbered and marketable title to the Firm Shares to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens or encumbrances.

                (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, and, with respect only to the statements or omissions from the Registration Statement or Prospectus based on information provided in writing by such Selling Stockholder, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and, with respect only to the statements or omissions from the Registration Statement or Prospectus based on information provided in writing by such Selling Stockholder, neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make such statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, with respect only to the statements or omissions from the Registration Statement or Prospectus based on information provided in writing by such Selling Stockholder, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus that are based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

                (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated on the part of such Selling Stockholder will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental body or agency or any court having jurisdiction over such Selling Stockholder or any of its properties, or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject.

                (iv) Each such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock and has not effected any sales of any security of the Company which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K promulgated under the Act.

                (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Stock by such Selling Stockholder, except such as have been obtained and made under the Act and the Rules and Regulations and such as may be required under state securities laws.

                (vi) The Power of Attorney and Custody Agreement and Lock-Up Letter (as defined in Section 3 hereof) delivered by each Selling Stockholder has been duly executed and delivered by each Selling Stockholder, constitutes a valid and binding agreement of each Selling Stockholder and is enforceable against each Selling Stockholder in accordance with its terms.

                (vii) This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder, and represents a valid and binding obligation of each Selling Stockholder enforceable in accordance with its terms.

                (viii) No Selling Stockholder has knowledge of any fact or condition, financial or otherwise, not set forth in the Registration Statement or the Prospectus which has materially and adversely affected, or could materially and adversely affect, the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole.

      3. Purchase, Sale and Delivery of Stock. On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $_____ per share, the number of Firm Shares set forth opposite the name of each such Underwriter in Schedule A hereto.

      The Company and the Selling Stockholders will deliver the Firm Shares to you for the accounts of the Underwriters, at such office in New York, New York as you may designate, against payment of the purchase price by wire transfer of immediately available federal reserve funds payable to the Company, such payment to be made and confirmed at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303-1763, no later than 10:00 A.M. New York time, on July 8, 1996, or at such other date and time not later than seven full business days thereafter as you and the Company determine, such date and time being herein referred to as the "First Closing Date". The certificates for the Firm Shares to be so delivered by the Company will be in definitive form, in such denominations and registered in such names as you request, and will be made available for checking and packaging at least 24 hours prior to the First Closing Date at such office in New York, New York as you may designate.

      In addition, upon written notice from you, given to the Company not more than 30 days subsequent to the date of the public offering of the Stock, the Underwriters may purchase, from time to time, all or less than all of the Optional Shares at the purchase price per share to be paid for the Firm Shares. Such Optional Shares shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered or terminated at any time upon notice by you to the Company.

      Certificates in negotiable form for the Firm Shares to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") made with John Kennedy, Jeffrey Congdon and Donald J. Norwalk as custodians (the "Custodian") and John Kennedy, Jeffrey Congdon and Donald J. Norwalk as attorneys-in-fact (the "Attorneys-in-Fact"). The Selling Stockholders agree that the Firm Shares represented by the certificates held in custody for the Selling Stockholders under such Power of Attorney and Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any Selling Stockholder, any of his or its partners or the occurrence of any other event. If any death, incapacity or other such event shall occur before the delivery of the Firm Shares hereunder, then certificates representing such Firm Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

      The time for any delivery of and payment for any Optional Shares that you elect to purchase is hereinafter referred to as the "Second Closing Date" (which may be the First Closing Date), and the time for any delivery of and payment for any Optional Shares not purchased on the Second Closing Date (each, together with the Second Closing Date, a "Subsequent Closing Date"), shall be determined by you but shall be not later than seven days after you provide written notice of any election to purchase Optional Shares. The Company will deliver the Optional Shares to you for the accounts of the several Underwriters at such office in New York, New York as you may designate, against payment of the purchase price therefor by wire transfer of immediately available federal reserve funds payable to the Company and confirmed at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303-1763. The certificates for the Optional Shares will be in definitive form, in such denominations and registered in such names as you request upon reasonable notice prior to any Subsequent Closing Date, and will be made available for checking and packaging at such office in New York, New York as you may designate, at a reasonable time in advance of such Subsequent Closing Date. If a Subsequent Closing Date occurs after the First Closing Date, the Company shall deliver to you on each Subsequent Closing Date to occur after the First Closing Date, and the obligation of the Underwriters to purchase the Optional Shares shall be conditioned upon the receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the First Closing Date pursuant to Section 6 hereof.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Stock for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company and the Selling
Stockholders. The Company and, to the extent stated therein, the Selling Stockholders, agree with the several Underwriters that:

           (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifth business day after the Effective Date. The Company will advise you promptly of any such filing pursuant to Rule 424(b).

           (b) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without your written consent; the Company will also advise you promptly of (i) the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of the Registration Statement or the Prospectus, and (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

           (c) If, at any time when a prospectus relating to the Stock is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

           (d) As soon as practicable, but not later than the Availability Date (as defined in this subsection), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

           (e) The Company will furnish to you copies of the Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

           (f) The Company will arrange for the qualification of the Stock for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required to complete the distribution of the Stock.

           (g) During the period of five years hereafter, the Company will furnish to you and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act, or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request.

           (h) The Company will not offer, sell, contract to sell or otherwise dispose of any additional shares of its Class A Common Stock or any option, warrant or other security exercisable or exchangeable for, or convertible into, Class A Common Stock (other than options issued to employees or directors pursuant to the 1994 Option Plan or the 1994 Directors' Plan that may not be exercised until 180 days after the public offering of the Firm Shares) without your prior written consent for a period of 180 days after the date of the public offering of the Firm Shares.

           (i) The Selling Stockholders agree not to offer, sell, contract to sell, transfer, assign, hypothecate or otherwise dispose of any additional shares of the Class A Common Stock of the Company without your prior written consent for a period of 90 days after the date of the public offering of the Firm Shares.

           (j) The Company and the Selling Stockholders agree with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholders, as the case may be, under this Agreement (except for underwriting discounts and commissions payable on the Selling Stockholders' shares sold in the Offering, which each Selling Stockholder will bear in proportion to amounts sold), and will, jointly and severally, reimburse the Underwriters for any expenses

(including fees and disbursements of counsel) incurred by them in connection with the qualification of the Stock for sale under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, the filing with the National Association of Securities Dealers, Inc. (the "NASD") relating to the listing of the Stock on the Nasdaq National Market, the filing relating to the review of documents by the NASD pursuant to the Corporate Financing Rule of the NASD's Rules of Fair Practice, and the distribution of preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

           (k) The Selling Stockholders agree to deliver to you on or prior to any Subsequent Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and any Optional Shares on any Subsequent Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, the accuracy of the statements of Company officers and the Selling Stockholders made pursuant to the provisions hereof, the performance by the Company and the Selling Stockholders of their respective obligations hereunder and the following additional conditions precedent:

           (a) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Deloitte & Touche confirming that they are independent certified public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                (ii) on the basis of a reading of the latest available unaudited consolidated financial statements of the Company and inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                     (A) any material modifications should be made to the unaudited consolidated financial statements included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principals or that such unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                     (B) at the date of the latest available unaudited consolidated balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term non-vehicle indebtedness or long-term debt of the Company and its Subsidiaries or any decrease or increase in consolidated stockholders' equity as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                     (C) for the period from the closing date of the latest unaudited consolidated income statement included in the Prospectus to the closing date of the latest available unaudited consolidated income statement read by such accountants, or to the subsequent specified date set forth in clause (B) above, there were any decreases, as compared with the corresponding period of the previous year in consolidated operating revenue, operating income, or net income of the Company;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                (iii) on the basis of specified procedures, including (A) a reading of the unaudited consolidated balance sheet of the Company at December 31, 1995 and March 31, 1996 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 and the three-month period ended March 31, 1996 included in the Registration Statement and the Prospectus; (B) inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for the determination of the pro forma adjustments and whether the unaudited pro forma financial statements referred to in clause (A) comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (C) proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements referred to in clause (A), nothing came to their attention that caused them to believe that the unaudited pro forma consolidated financial statements referred to in clause (A) included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

      For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement.

           (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
Section 2(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any of the Selling Stockholders or you, shall be contemplated by the Commission.

           (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its Subsidiaries which, in the judgment of a majority in interest of the Underwriters including you, materially impairs the investment quality of the Stock; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq National Market, or any setting of minimum prices for trading on such exchange or market, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(iv) any banking moratorium declared by Federal or New York authorities; or
(v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Stock.

           (d) You shall have received an opinion dated such Closing Date and, if there are one or more Subsequent Closing Dates, dated such Subsequent Closing Date of King & Spalding, counsel for the Company, to the effect that:

                (i) the Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus;

                (ii) the Company's authorized capital stock is as set forth in the Registration Statement and the Prospectus under the heading "Description of Capital Stock"; all outstanding shares of the Class A Common Stock and the Class B Common Stock of the Company, including all of the shares of Stock delivered on such Closing Date or Subsequent Closing Date, have been duly and validly authorized and issued and are fully paid and nonassessable; the Class A Common Stock, the Class B Common Stock and the Preferred Stock of the Company conform to the descriptions thereof contained in the Registration Statement and the Prospectus under the heading "Description of Capital Stock"; and the Stock has been approved for listing on the Nasdaq National Market, subject to notice of issuance;

                (iii) to the knowledge of such counsel, the Company is the sole beneficial owner of all of the outstanding capital stock of each Subsidiary, free and clear of all security interests, claims, liens or encumbrances;

                (iv) except as described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                (v) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or any Subsidiary in connection with the sale of the Stock, except such as have been obtained and made under the Act and such as may be required under state securities laws, as to which laws such counsel may express no opinion;

                (vi) the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated on the part of the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental body or agency or any court having jurisdiction over the Company or any Subsidiary or any of their properties, or any agreement or instrument filed as an Exhibit to the Registration Statement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, or the charter or by-laws of the Company or any Subsidiary;

                (vii) the Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to subparagraph
      (1) or (4) of Rule 424(b) on the date specified therein or was included in the Registration Statement (as the case may be), and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that the Registration Statement, as of the effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions under the captions "Business Regulation and Environmental Matters, Description of Capital Stock" and
      Part II,

      Item 14 "Indemnification of Officers and Directors" the Registration Statement and the Prospectus of matters of law (including, without limitation, matters relating to environmental laws), statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown in a Registration Statement on Form S-1; and such counsel does not know of any legal or governmental proceedings to which the Company or any Subsidiary is a party required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required (it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial and statistical data contained in the Registration Statement or the Prospectus);

                (viii) this Agreement has been duly authorized, executed and delivered by the Company, and represents a valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity, whether applied by a court of law or equity, and except that the enforceability of the rights to indemnity and contribution pursuant to Section 7 hereunder may be limited by federal or state securities laws or by public policy;

                (ix) to the knowledge of such counsel, except for the 1,936,600 shares of Class B Common Stock, which are convertible into 1,936,600 shares of Class A Common Stock, the BRAC Warrant, the NationsBank Warrant, the options to purchase 442,600 shares of Class A Common Stock issued under the 1994 Option Plan, and the options to purchase 25,000 shares of Class A Common Stock issued under the 1994 Directors' Plan, each as described in the Registration Statement and the Prospectus, there are no outstanding Convertible Securities of the Company, Rights to subscribe for or purchase from the Company or any Subsidiary any such Convertible Securities, or obligations of the Company or any Subsidiary to issue Convertible Securities or Rights;

                (x) to the knowledge of such counsel, except for the rights of first refusal set forth in the Share Exchange Agreement dated April 25, 1994, as amended on June 13, 1994 and July 5, 1994, among the Company, Brian Britton, Jeffrey Congdon, Richard Hinkle, John Kennedy, Sanford Miller and Richard Sapia, the put right set forth in the BRAC Warrant, the rights of first refusal held by Budget pursuant to certain of the Franchise Agreements and the rights of the respective parties to the ARAC Agreement and the OPCO Agreement, there are no preemptive or other rights to subscribe for or purchase any shares of capital stock issued by the Company or any Subsidiary. Except for the transfer restrictions set forth in the Registration Rights Agreements, Sections 5(h) and 5(i) of this Agreement and in the letter to be delivered pursuant to Section 6(j) of this Agreement, and the voting restrictions set forth in the Shareholders' Agreement dated October 20, 1995 among the Company, the holders of Class B Common Stock and SOCAL, there are no restrictions to which the Company is a party upon the voting or transfer of any shares of capital stock of the Company or any Subsidiary;

                (xi) the descriptions of the Franchise Agreements in the Registration Statement and the Prospectus are accurate in all material respects and fairly summarize the terms thereof;

                (xii) the Company and its Subsidiaries have obtained all approvals, consents, authorizations and waivers of BRAC, SOCAL, TSA and any other third parties who are franchisees or sub-franchisees of BRAC, that are required for the consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus in connection with the issuance and sale of the Stock and for the use of proceeds of the offering as described in the Registration Statement and the Prospectus under the heading "Use of Proceeds," including, without limitation, (A) the consent and waiver of any right of first refusal by BRAC, SOCAL or TSA, as required, with respect to the issuance and sale of the Stock by the Company, and (B) the consent of BRAC to the use in the Registration Statement, any preliminary prospectus and the Prospectus of the "Budget" name.

           (e) You shall receive an opinion dated the Closing Date of various counsel for the Selling Stockholders, to the effect that:

                (i) each Selling Stockholder has valid and marketable title to the Firm Shares to be sold by such Selling Stockholder on such Closing Date, free and clear of all security interests, claims, liens or encumbrances, and has full right, power and authority to sell, assign, transfer and deliver such Firm Shares hereunder, and the Underwriters will acquire title to any Firm Shares purchased by them from such Selling Stockholder hereunder, free and clear of all security interests, adverse claims, liens or encumbrances;

                (ii) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of any Firm Shares sold by such Selling Stockholder, except such as have been obtained and made under the Act and the Rules and Regulations and such as may be required under state securities laws, as to which laws such counsel may express no opinion;

                (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject;

                (iv) the Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by each Selling Stockholder, and represents a valid and binding obligation of such Selling Stockholder enforceable in accordance with its terms, subject as to enforcement as to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, whether applied by a court of law or equity; and

                (v) this Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder, and represents a valid and binding obligation of each Selling Stockholder enforceable in accordance with its terms, subject as to enforcement as to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and except that the enforceability of the rights to indemnity and contribution pursuant to
      Section 7 hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

           (f) You shall have received from Hunton & Williams, counsel for the Underwriters, such opinion or opinions dated such Closing Date with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement, the Prospectus and other related matters as you may require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

           (g) You shall have received a certificate dated such Closing Date of the Chairman of the Board, the President and the principal financial officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date to the same effect as if made on such Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its Subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

           (h) You shall have received a letter from Deloitte & Touche, dated such Closing Date, that meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five business days prior to such Closing Date for the purposes of this subsection.

           (i) On any Subsequent Closing Date for the purchase of Optional Shares, you shall receive a certificate, dated such Subsequent Closing Date from the Company which shall state that the representations and warranties by the Company in this Agreement are true and correct on and as of such Subsequent Closing Date to the same effect as if made on such Subsequent Closing Date and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Subsequent Closing Date.

           (j) The Company shall have furnished to you written agreements, releases, certificates, acknowledgements, confirmations and other documents in form and substance reasonably satisfactory to you (A) from BRAC, SOCAL and TSA providing such parties' consent and, where applicable, waiver of any right of first refusal by BRAC or SOCAL as required, with respect to the issuance and sale of the Stock by the Company, and (B) from BRAC, providing its consent to the use in the Registration Statement, any preliminary prospectus and the Prospectus of the "Budget" name and logo, and (C) from BRAC, SOCAL and TSA, certificates stating that each Franchise Agreement is currently in effect and legal, valid, binding and enforceable, for the benefit of the Company, in accordance with its terms.

           (k) You shall have received executed agreements in the form annexed hereto as Exhibit A from each officer, director and Selling Stockholder.

           (l) The Company and the Selling Stockholders will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

      7.   Indemnification and Contribution.

           (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein; provided further, that such indemnity with respect to any untrue statement or omission of a material fact contained in any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the shares that are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such shares to such person in any case where such delivery is required under the Act and such untrue statement or omission of a material fact contained in any preliminary prospectus was corrected in the Prospectus (or the Prospectus as supplemented). The Company hereby acknowledges and agrees with the several Underwriters that, for all purposes of this Agreement, including, without limitation, clause (ii) of
Section 2(a), clause (ii) of Section 2(b), this Section 7(a), Section 7(b) and
Section 7(c), the only information furnished to the Company by the Underwriters specifically for use in the Registration Statement or the Prospectus is the information in the last paragraph on the cover page of the Prospectus, the information on the inside front cover of the Prospectus with respect to stabilization and the information contained in the fourth and fifth paragraphs under the caption "Underwriting" in the Prospectus.

           (b) The Selling Stockholders, severally, and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, with respect only to the statements or omissions from the Registration Statement or Prospectus, based on information provided in writing by such Selling Stockholder, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon, with respect only to the statements or omissions from the Registration Statement or Prospectus, based on information provided in writing by such Selling Stockholder, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability (i) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through you specifically for use therein, or (ii) in excess of the net proceeds of the Offering received by each Selling Stockholder.

           (c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and the Selling Stockholders against any losses, claims, damages or liabilities to which the Company or the Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

           (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

           (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, any Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

           (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

      8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Stock hereunder on any Closing Date and the aggregate number of shares of Stock that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Stock that the Underwriters are obligated to purchase on such Closing Date, you may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Stock by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Stock that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Stock with respect to which such default or defaults occur exceeds 10% of the total number of shares of Stock that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Stock by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or as to any Optional Shares previously purchased). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Stock. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Stock by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders and the Underwriters under Section 7 shall remain in effect, and if any shares of Stock have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Stock by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or
(v) of Section 6(c), the Company and the Selling Stockholders will jointly reimburse the Underwriters for all out of pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Stock.

      10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered to you, c/o CS First Boston Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention: Investment Banking Department -- New Issue Processing Group, or, if sent to the Company, will be mailed or delivered to it at Team Rental Group, Inc., 125 Basin Street, Daytona Beach, Florida 32114, Attention: Mr. Sanford Miller, or, if sent to the Selling Stockholders or any of them, will be mailed or delivered to the addresses set forth on Schedule B below each Selling Stockholder's name; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed or delivered to such Underwriter.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      12. Representation. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all of the Underwriters. The Attorneys-in-Fact will act for the Selling

Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by an Attorney-in-Fact will be binding upon the Selling Stockholders.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.









                     [signature pages follow]

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us three of the counterparts hereof, whereupon this Underwriting Agreement will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                               Very truly yours,


      The Company:             TEAM RENTAL GROUP, INC.


                               By:
                                   ------------------------------
                                   Sanford Miller
                                   Chief Executive Officer


      The Selling              BUDGET RENT A CAR OF
        Stockholders:          SOUTHERN CALIFORNIA,
                               a California general partnership


                               By:
                                   ------------------------------
                                   Jeffrey R. Mirkin, partner



                               ---------------------------  (SEAL)
                               ALAN D. LIKER



                               KATZIN INVESTMENTS, L.C.,
                               an Arizona limited liability company


                               By:
                                   ------------------------------
                                   Name:
                                   Title:



                               ---------------------------  (SEAL)
                               RICHARD SAPIA


                               ---------------------------  (SEAL)
                               JAMES SALATTO

              [signatures continue on following page]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


CS FIRST BOSTON CORPORATION, on behalf of itself, THE CHICAGO CORPORATION and McCDONALD & COMPANY SECURITIES, INC.


By:-------------------------------
    Name: ------------------------
    Title:------------------------

                            SCHEDULE A


                                                     Number of
                                                    Firm Shares
                                                       to be
                                                     Purchased
                                                     ----------
CS First Boston Corporation........................
The Chicago Corporation............................
McDonald & Company Securities, Inc.................


                                                     ---------
Total..............................................   4,000,000
                                                   ============

                            SCHEDULE B


                                                  Number of
Selling Stockholders                             Firm Shares
- --------------------                             -----------

Budget Rent a Car of Southern California,
 a California general partnership
c/o Mr. Jeffrey R. Mirkin
150 South Doheny Drive
Beverly Hills, California  90211...............   368,019

Alan D. Liker,
 an individual resident of California
                                                  ========
____________, California  _____................    31,981

Katzin Investments, L.C.,
 an Arizona limited liability company
c/o David Katzin
6301 N. 44th Street
Paradise Valley, Arizona  85253................   272,727

Richard Sapia,
 an individual resident of California
3 Connecticut Court
Rexford, New York  12148.......................   100,000

James Salatto,
 an individual resident of Connecticut
129 Church Street
New Haven, Connecticut  06510..................     6,266



                                                  -------
      Total....................................   778,993
                                                  =======

                            SCHEDULE C






                                               STATE OF
SUBSIDIARY                                     INCORPORATION
- ----------                                     -------------
Arizona Rent-A-Car Systems, Inc.                   Delaware
BRAC SOCAL Funding Corporation (1)                 Delaware
Capital City Leasing, Inc.                         Florida
Dayton Auto Lease Company, Inc.                    Ohio
Don Kremer, Inc. (2)                               Ohio
Fort Wayne Rental Group, Inc. (3)                  Delaware
Lee-Al, Inc. (4)                                   California
MacKay Car & Truck Rentals, Inc.                   North Carolina
Metro West, Inc.                                   Delaware
Team Car Sales of Charlotte, Inc.                  Delaware
Team Car Sales of Dayton, Inc.                     Delaware
Team Car Sales of Philadelphia, Inc.               Delaware
Team Car Sales of Richmond, Inc.                   Delaware
Team Car Sales of San Diego, Inc.                  Delaware
Team Car Sales of Southern California, Inc.        Delaware
Team Fleet Financing Corporation                   Delaware
Team Fleet Realty Services, Inc.                   Delaware
Team Fleet Services Corporation                    Delaware
Team Rental of Cincinnati, Inc.                    Delaware
Team Rental of Connecticut, Inc.                   Delaware
Team Rental of Ft. Wayne, Inc.                     Delaware
Team Rental of Philadelphia, Inc.                  Delaware
Team Rental of Pittsburgh, Inc.                    Delaware
Team Rental of Rochester, Inc.                     Delaware
Team Rental of Southern California, Inc.           Delaware
Tranex Rentals of New York, Inc.                   New York
VPSI, Inc.                                         Delaware
Westeam Enterprise, Inc.                           California


- ------------
(1)   A wholly-owned subsidiary of Team Rental of Southern California, Inc.
(2)   A wholly-owned subsidiary of Dayton Auto Lease Company, Inc.
(3)   A wholly-owned subsidiary of Team Rental of Ft. Wayne, Inc.
(4)   A wholly-owned subsidiary of Metro West, Inc.

                            SCHEDULE D


1. Sublicense Agreement dated October 28, 198__ between Budget Rent A Car of Southern California and Lee-Al, Inc.

2. Sublicense Agreement dated April 1, 1987 between Budget Rent A Car of Southern California and Westeam Enterprises, Inc.

3. Budget Rent A Car System Prime License Agreement dated August 25, 1994 between Budget Rent A Car Corporation and Westeam Enterprises, Inc. d/b/a Budget Rent a Truck of San Diego, California.

4. Budget Rent A Car System Prime License Agreement dated August 1, 1991 between Budget Rent A Car Corporation and Tranex Rentals of New York, Inc. d/b/a Budget Rent A Car of Albany, New York, as amended by the Addendum to License Agreement dated August 1, 1991.

 5. Budget Rent A Car System Prime License Agreement dated November 8, 1991 between Budget Rent a Car Corporation and Tranex Rentals of New York, Inc. d/b/a Budget Rent A Car of Rochester, New York, as amended by the Addendum to License Agreement dated November 8, 1991.

6. Budget Rent A Car System Prime License Agreement dated July 1, 1985 between Budget Rent A Car Corporation and Capital City Leasing, Inc. d/b/a Budget Rent A Car of Richmond, Virginia, as amended by the letter agreement dated April 26, 1994 from Budget Rent a Car Corporation to Team Rental Group, together with the Consent Agreement Assignment of Prime License dated December 5, 1991 among Budget Rent a Car Corporation, JHF Enterprises, Inc. and Capital City Leasing, Inc. d/b/a Budget Rent a Car of Richmond, Virginia.

7. Budget Rent A Car System Prime License Agreement dated August 25, 1994 between Budget Rent A Car Corporation and Team Rental of Philadelphia, Inc. d/b/a Budget Rent A Car of Philadelphia, Pennsylvania, together with the Addendum to License Agreement dated August 25, 1994 and the Addendum to License Agreement Right of First Refusal dated August 25, 1994.

8. Budget Rent A Car System Prime License Agreement dated August 25, 1994 between Budget Rent A Car Corporation and Team Rental of Pittsburgh, Inc. d/b/a Budget Rent A Car of Pittsburgh, Pennsylvania, together with the Addendum to License Agreement Right of First Refusal dated August 25, 1994.

9. Budget Rent A Car System Prime License Agreement dated August 25, 1994 between Budget Rent A Car Corporation and Team Rental of Cincinnati, Inc. d/b/a Budget Rent A Car of Cincinnati, Ohio.

10. Budget Rent A Car System Prime License Agreement dated January 28, 1986 between Budget Rent a Car Corporation and Tranex Rentals, Inc. d/b/a Budget Rent a Car of Ft. Wayne, Indiana, together with the Consent Agreement dated August 1, 1993 among Budget Rent a Car Corporation, Tranex Rentals, Inc. and Ft. Wayne Rental Group, Inc.

11. Budget Rent A Car System Prime License Agreement dated January 4, 1995 between Budget Rent a Car Corporation and Team Rental of Charlotte, Inc. d/b/ Budget Rent a Car of Charlotte, North Carolina.

12. Budget Rent A Car System Prime License Agreement dated January 4, 1995 between Budget Rent a Car Corporation and Team Rental of Charlotte, Inc. d/b/ Budget Rent a Car of Ashville, North Carolina.

13. Budget Rent A Car System Prime License Agreement dated January 4, 1995 between Budget Rent a Car Corporation and Team Rental of Charlotte, Inc. d/b/ Budget Rent a Car of Hickory, North Carolina.

14. Budget Rent A Car System Prime License Agreement dated December 22, 1994 between Budget Rent a Car Corporation and Team Rental of Dayton, Inc. d/b/ Budget Rent a Car of Dayton and Budget Car Sales.

15. Budget Rent A Car System Prime License Agreement dated December 22, 1994 between Budget Rent a Car Corporation and Team Rental of Dayton, Inc. d/b/ Budget Rent a Car of Richmond, Indiana.

16. Budget Rent A Car System Prime License Agreement dated February 1, 1995 Budget Rent a Car Corporation and Team Rental of Connecticut, Inc. d/b/ Budget Rent a Car of Hartford and New Haven, Connecticut.

17. Budget Rent A Car System Prime License Agreement dated September 17, 1974 between Budget Rent a Car Corporation of America and Rental Car Resources, Inc. d/b/a Budget Rent a Car of Bridgeport, as amended by the letter agreement dated January 13, 1991.

18. Budget Rent A Car System Prime License Agreement dated February 1, 1995 between Budget Rent a Car Corporation and Team Rental of Connecticut, Inc. d/b/ Budget Rent a Car of Hampden, Massachusetts.

19. Amended and Restated Sublicense Agreement dated as of October 20, 1995, between Budget Rent a Car of Southern California and Team Rental of Southern California, Inc., together with the Corporate Guaranty of Team Rental Group dated as of October 20, 1995.

20. Letter agreement dated October 23, 1989 among Transportation and Storage Associates d/b/a Budget Rent A Truck of Southern California, BRAC-OPCO, Inc., and Budget Rent A Car of Southern California.

21.   Agreement dated November 23, 1960 between Rent-A-Car Services
      Corporation and Frank Katzen, Ernst Sielaff and Harry Verblen, as co-partners d/b/a Budget Rent-A-Car of Arizona, as amended by the Addendum dated November 23, 1960, the Agreement dated October ___, 1961, the Release Agreement dated December 30, 1963, the Amendatory Agreement dated November 1, 1966, the Amendment to Franchise Agreement dated
      March 18, 1968, the Addendum to License Agreement dated April 4, 1969, the Amendatory Agreement dated August 31, 1979, the Second Amendatory Agreement dated August 31, 1979 and the letter agreement dated January 27, 1981, together with the Consent to and Agreement of Assignment dated December ___, 1962 among Budget Rent-A-Car Corporation of America, Frank Katzin, Harry Verblen and Ernst Sielaff, as co-partners d/b/a Budget Rent-A-Car of Arizona, and David Katzin and Charles H. Juliusburg, and the Consent to and Agreement of Assignment dated April 3, 1968 among Budget Rent-A-Car Corporation of America, Frank Katzin, Ernst Sielaff, David Katzin and Charles Juliusburg, as co-partners d/b/a Budget Rent-A-Car of Arizona, and Margaret F. Katzin.

                             EXHIBIT A


                                                     July ___, 1996


Team Rental Group, Inc.
125 Basin Street
Daytona Beach, Florida 32114

CS First Boston Corporation
55 E. 52nd Street
New York, New York 10055

The Chicago Corporation
208 South LaSalle Street
Chicago, Illinois 60604

McDonald & Company Securities, Inc.
One American Square
Indianapolis, Indiana 46282

Dear Sirs:

           As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made of Class A Common Stock, par value $.01 per share (the "Securities"), of Team Rental Group, Inc. (the "Company"), the undersigned hereby agrees that, for a period of 90 days after the public offering (the "Commencement Date") of the Securities pursuant to the Underwriting Agreement to which you are or expect to become party, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CS First Boston Corporation.

           In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

           This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This agreement shall lapse and become null and void if the Commencement Date shall not have occurred on or before January _____, 1997.

                                    Very truly yours,



                                    ----------------------------
                                    Name: